FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/20/2023

Work Order Item Number:	W2023101902297-3230852
Filing Number:	20233571444
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	10/19/2023 2:48:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0607802011-6 **Entity Name:** White River Energy Corp

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0607802011-6
Secretary of State State Of Nevada	Filing Number 20233571444
	Filed On 10/19/2023 2:48:00 PM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: White River Energy Corp Entity or Nevada Business Identification Number (NVID): NV20111699990
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series D Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* The Board has approved an amendment to the Certificate of Designation as set forth in the enclosed attachment.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X DocuSigned by: Randy May 1AAD59AB036C45D... Signature of Officer Date: October 19, 2023 | 1:47:16

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

**FIRST CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS OF
SERIES D CONVERTIBLE PREFERRED STOCK OF
WHITE RIVER ENERGY CORP**

Pursuant to Section 78.1955 of the Nevada Revised Statutes (the "**NRS**") and the Articles of Incorporation (the "**Articles**") of White River Energy Corp (the "**Corporation**"):

WHEREAS, on October 4, 2023, following the approval of the Board of Directors of the Corporation (the "**Board**"), the Corporation filed with the Secretary of State of the State of Nevada, the Certificate of Designation (as amended, the "**Certificate**") of the Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the "**Series D**"); and

WHEREAS, it is the desire of the Board to amend the Certificate; and

WHEREAS, the Board, pursuant to the authority conferred upon it by Article IV of the Articles and in accordance with Section 78.1955 of the NRS, adopted the following resolutions:

RESOLVED, that that the Certificate be amended as follows:

Section 1 of the Certificate is amended to increase the number of authorized shares of Series D thereunder from "250 shares" to "1,000 shares."

Section 3(d) of the Certificate is amended be deleting the words "after the Effective Date."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 19th day of October, 2023.

DocuSigned by:

By: Randy May

Name: Randy S. May
Title: Chief Executive Officer